Exhibit 99.1

Alarm.com Reports First Quarter 2022 Results

-- First quarter total revenue increased 19.1% year-over-year to $205.4 million --
-- First quarter SaaS and license revenue increased 14.8% year-over-year to $123.2 million --
-- First quarter GAAP net income attributable to common stockholders was $9.1 million, compared to $14.8 million for the first quarter of 2021 --
-- First quarter non-GAAP adjusted EBITDA was $29.9 million, compared to $35.6 million for the first quarter of 2021 --

TYSONS, VA., May 5, 2022 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2022. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2022 and increased its revenue guidance for the full year of 2022.

“We’re pleased with the level of demand for our products and services that we saw in the first quarter,” said Steve Trundle, President and CEO of Alarm.com. “We navigated the many supply chain challenges during the quarter. We provided a high level of products to our service providers to support their subscriber additions, and incurred meaningfully higher shipping and inventory component costs while delivering higher Adjusted EBITDA than expected. Our research and development teams also delivered innovative, award-winning technology, including expanding our video analytics platform to address additional market segments.”

First Quarter 2022 Financial Results as Compared to First Quarter 2021

•SaaS and license revenue increased 14.8% to $123.2 million, compared to $107.4 million.
•Total revenue increased 19.1% to $205.4 million, compared to $172.5 million.
•GAAP net income attributable to common stockholders decreased to $9.1 million, or $0.18 per diluted share, compared to $14.8 million, or $0.29 per diluted share, primarily due to an increase in shipping costs and inventory component costs for hardware due to the global supply chain challenges.
•Non-GAAP adjusted EBITDA(*) decreased to $29.9 million, compared to $35.6 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) decreased to $21.3 million, or $0.39 per diluted share, compared to $25.8 million or $0.50 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents decreased to $671.8 million as of March 31, 2022, compared to $710.6 million as of December 31, 2021, primarily due to the repurchase of 354,123 shares of Alarm.com common stock for $23.3 million during the quarter ended March 31, 2022.
•For the quarter ended March 31, 2022, cash flows used in operations was $14.0 million, compared to cash flows from operations of $21.2 million for the quarter ended March 31, 2021. For the quarter ended March 31, 2022, non-GAAP free cash flow(*) was $(16.1) million, compared to $17.2 million for the quarter ended March 31, 2021. These decreases in cash flows from operations and free cash flow were primarily due to differences in the timing of disbursements and the collection of receipts as well as an increase in purchased inventory as we seek to reduce risks and uncertainties in our supply chain.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•OpenEye Extends Alarm.com’s A.I. Architecture for Video Analytics Applications: OpenEye deployed a new video analytics platform optimized to support the requirements of its large-scale enterprise commercial customers. The platform provides a development environment for enhancing OpenEye’s video surveillance as a service with advanced video analytics capabilities. The first deployed capability identifies people and reduces false motion events caused by background movement and other image noise to provide highly accurate activity detection. Subscribers can create more actionable activity alerts to respond to incidents and quickly find associated video recordings.

•Industry Award Recognizes Innovations in False Alarm Reduction: Alarm.com earned an MVP Award from Security Sales and Integration, a leading security industry publication, for Smart Arming with Ambient Insights for Alarm Response. The new capabilities help reduce false alarms and enhance the security monitoring service for Alarm.com-powered systems. Smart Arming combines customer configured timeframes and sensor activity data to automatically arm the system when needed and disarm it before a false alarm occurs. Ambient Insights for Alarm Response delivers real-time, contextual information about alarm events to monitoring station partners, enabling them to prioritize alarm events and responses, dispatch emergency responders faster and reduce false alarm dispatches.

•Commercial Video Analytics Solution: Alarm.com added Perimeter Guard to its commercial video analytics solution, Business Activity Analytics. Perimeter Guard proactively identifies and engages would-be intruders before they can threaten physical property. When a person is detected, select video cameras can automatically respond with audible alerts and flashing LED lights that alert the person that they are being monitored. In addition, Alarm.com launched new Business Activity Analytics groups. Subscribers can now combine video analytics rules across multiple cameras and locations for a more comprehensive view of customer and employee activity. For example, Business Activity Analytics can now provide consolidated occupancy tracking information based on multiple video cameras that monitor different entry and exit points.

•Efficient Contact Tracing with Smarter Access Control: Alarm.com for Business subscribers can now use Smarter Access Control for COVID-19 contact tracing to help employees return to the office confidently. Expanded search and reporting parameters make it easy for business managers to identify any door, area or floor accessed by an infected employee. Managers can easily search for and identify individuals who may have been exposed, enabling targeted exposure notifications and enhanced risk mitigation. To more precisely identify potential contacts, subscribers can also create more detailed employee user profiles that now include information such as job title, department, office location and desk number.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2022 and increasing its revenue guidance for the full year of 2022 based upon current management expectations. This guidance is being provided in an environment that includes unusual geopolitical uncertainty, continuing COVID-19 pandemic uncertainty, and significant global supply chain uncertainty. Further adverse developments in any of these areas could impact our operating results and our guidance.

For the second quarter of 2022:

•SaaS and license revenue is expected to be in the range of $126.2 million to $126.4 million.

For the full year of 2022:

•SaaS and license revenue is expected to be in the range of $512.7 million to $513.3 million.
•Total revenue is expected to be in the range of $822.7 million to $853.3 million, which includes anticipated hardware and other revenue in the range of $310.0 million to $340.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $149.0 million to $150.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $104.3 million to $105.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 55.8 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.87 to $1.88 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2022 financial results and its outlook for the second quarter and full year of 2022. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 5, 2022. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 12, 2022 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 2173258. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt discount and debt issuance costs related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, as interest expense. We exclude amortization of debt discount and debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our 2026 Notes and our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt discount and debt issuance costs related to the 2026 Notes as discussed above.

Interest income and other income / (expense), net: We exclude interest income and other income / (expense), net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Benefit from income taxes: We exclude the impact related to our benefit from income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, and the Company’s guidance for the second quarter and full year of 2022 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, geopolitical uncertainty, and significant global supply chain uncertainty, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2022 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended March 31, 2022. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
SaaS and license revenue	$123,225	$107,383
Hardware and other revenue	82,212	65,115
Total revenue	205,437	172,498
Cost of revenue(1):
Cost of SaaS and license revenue	16,894	15,156
Cost of hardware and other revenue	73,193	50,606
Total cost of revenue	90,087	65,762
Operating expenses:
Sales and marketing	23,192	18,999
General and administrative	23,994	22,882
Research and development	51,490	42,467
Amortization and depreciation	7,761	7,385
Total operating expenses	106,437	91,733
Operating income	8,913	15,003
Interest expense	(784)	(3,368)
Interest income	143	157
Other income / (expense), net	13	(155)
Income before income taxes	8,285	11,637
Benefit from income taxes	(618)	(2,913)
Net income	8,903	14,550
Net loss attributable to redeemable noncontrolling interest	176	280
Net income attributable to common stockholders	$9,079	$14,830

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.18	$0.30
Diluted	$0.18	$0.29
Weighted average common shares outstanding:
Basic	50,206,179	49,561,887
Diluted	55,170,781	51,739,461
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended March 31,
	2022	2021
Sales and marketing	$1,058	$808
General and administrative	3,235	2,080
Research and development	7,817	5,000
Total stock-based compensation expense	$12,110	$7,888

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$671,753	$710,621
Accounts receivable, net of allowance for credit losses of $2,153 and $2,168, and net of allowance for product returns of $1,162 and $1,181 as of March 31, 2022 and December 31, 2021, respectively	103,067	105,548
Inventory	86,436	75,276
Other current assets, net of allowance for credit losses of $1 and $2 as of March 31, 2022 and December 31, 2021, respectively	27,322	26,175
Total current assets	888,578	917,620
Property and equipment, net	39,969	41,713
Intangible assets, net	86,831	91,406
Goodwill	112,901	112,901
Deferred tax assets	39,554	13,547
Operating lease right-of-use assets	30,135	30,479
Other assets, net of allowance for credit losses of $1 and $78 as of March 31, 2022 and December 31, 2021, respectively	26,822	24,349
Total assets	$1,224,790	$1,232,015
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$73,615	$89,816
Accrued compensation	17,560	23,495
Deferred revenue	5,840	5,697
Operating lease liabilities	10,454	10,331
Total current liabilities	107,469	129,339
Deferred revenue	9,779	9,140
Convertible senior notes, net	488,024	425,345
Operating lease liabilities	31,764	32,591
Other liabilities	9,480	9,545
Total liabilities	646,516	605,960
Redeemable noncontrolling interest	15,281	12,888
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,491,600 and 50,406,606 shares issued; and 49,990,324 and 50,259,453 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	505	504
Additional paid-in capital	453,084	498,979
Treasury stock, at cost; 501,276 and 147,153 shares as of March 31, 2022 and December 31, 2021, respectively	(28,480)	(5,149)
Retained earnings	137,884	118,833
Total stockholders’ equity	562,993	613,167
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,224,790	$1,232,015

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows (used in) / from operating activities:	2022	2021
Net income	$8,903	$14,550
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	54	32
Reserve for product returns	798	574
Recovery of credit losses on notes receivable	(78)	(11)
Amortization on patents and tooling	353	288
Amortization and depreciation	7,761	7,385
Amortization of debt discount and debt issuance costs	780	3,250
Amortization of operating leases	2,473	2,338
Deferred income taxes	(10,650)	(3,178)
Stock-based compensation	12,110	7,888
Loss on early extinguishment of debt	—	185
Changes in operating assets and liabilities:
Accounts receivable	1,629	(5,685)
Inventory	(11,161)	(2,947)
Other current and non-current assets	(3,225)	(1,734)
Accounts payable, accrued expenses and other current liabilities	(21,450)	(220)
Deferred revenue	782	1,127
Operating lease liabilities	(2,975)	(2,772)
Other liabilities	(65)	162
Cash flows (used in) / from operating activities	(13,961)	21,232
Cash flows used in investing activities:
Additions to property and equipment	(2,171)	(4,069)
Receipt of payments on notes receivable	16	2
Purchase of investment in unconsolidated entity	—	(5,000)
Cash flows used in investing activities	(2,155)	(9,067)
Cash flows (used in) / from financing activities:
Repayments of credit facility	—	(110,000)
Proceeds from issuance of convertible senior notes	—	500,000
Payments of debt issuance costs	—	(15,291)
Payments of deferred consideration for business acquisitions	—	(150)
Purchases of treasury stock	(23,331)	—
Issuances of common stock from equity-based plans	1,080	1,989
Cash flows (used in) / from financing activities	(22,251)	376,548
Net (decrease) / increase in cash, cash equivalents and restricted cash	(38,367)	388,713
Cash, cash equivalents and restricted cash at beginning of the period	710,621	253,459
Cash, cash equivalents and restricted cash at end of the period	$672,254	$642,172

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$671,753	$642,172
Restricted cash included in other assets	501	—
Total cash, cash equivalents and restricted cash	$672,254	$642,172

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA:
Net income	$8,903	$14,550
Adjustments:
Interest expense, interest income and other income / (expense), net	628	3,366
Benefit from income taxes	(618)	(2,913)
Amortization and depreciation expense	7,761	7,385
Stock-based compensation expense	12,110	7,888
Acquisition-related expense	—	29
Litigation expense	1,135	5,301
Total adjustments	21,016	21,056
Adjusted EBITDA	$29,919	$35,606

	Three Months Ended March 31,
	2022	2021
Adjusted net income:
Net income, as reported	$8,903	$14,550
Benefit from income taxes	(618)	(2,913)
Income before income taxes	8,285	11,637
Adjustments:
Less: interest income and other income / (expense), net	(156)	(2)
Amortization expense	4,642	4,329
Amortization of debt discount and debt issuance costs	780	3,244
Stock-based compensation expense	12,110	7,888
Acquisition-related expense	—	29
Litigation expense	1,135	5,301
Non-GAAP adjusted income before income taxes	26,796	32,426
Income taxes [1]	(5,627)	(6,809)
Non-GAAP adjusted net income	$21,169	$25,617

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2022 and 2021. The 21.0% effective tax rate for each of the three months ended March 31, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$9,079	$14,830
Benefit from income taxes	(618)	(2,913)
Income attributable to common stockholders before income taxes	8,461	11,917
Adjustments:
Less: interest income and other income / (expense), net	(156)	(2)
Amortization expense	4,642	4,329
Amortization of debt discount and debt issuance costs	780	3,244
Stock-based compensation expense	12,110	7,888
Acquisition-related expense	—	29
Litigation expense	1,135	5,301
Non-GAAP adjusted income attributable to common stockholders before income taxes	26,972	32,706
Income taxes [1]	(5,664)	(6,868)
Non-GAAP adjusted net income attributable to common stockholders	$21,308	$25,838

	Three Months Ended March 31,
	2022	2021
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.18	$0.30
Benefit from income taxes	(0.01)	(0.06)
Income attributable to common stockholders before income taxes	0.17	0.24
Adjustments:
Less: interest income and other income / (expense), net	—	—
Amortization expense	0.09	0.09
Amortization of debt discount and debt issuance costs	0.02	0.07
Stock-based compensation expense	0.23	0.15
Acquisition-related expense	—	—
Litigation expense	0.02	0.11
Non-GAAP adjusted income before income taxes	0.53	0.66
Income taxes [1]	(0.11)	(0.14)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.42	$0.52

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.39	$0.50

Weighted average common shares outstanding:
Basic, as reported	50,206,179	49,561,887
Diluted, as reported	55,170,781	51,739,461

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2022 and 2021. The 21.0% effective tax rate for each of the three months ended March 31, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Non-GAAP free cash flow:
Cash flows (used in) / from operating activities	$(13,961)	$21,232
Additions to property and equipment	(2,171)	(4,069)
Non-GAAP free cash flow	$(16,132)	$17,163